UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 12, 2020

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 12, 2020, Michael F. Barry notified the board of directors of Rogers Corporation (the "Company") of his decision not to stand for re-election as a director at the Company's Annual Meeting of Shareholders in May 2020 (the "Annual Meeting") due to other professional commitments. His term of office will expire at the Annual Meeting, at which time the size of the board of directors will be immediately reduced from eight to seven directors. Mr. Barry's decision not to stand for re-election is not due to a disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: February 13, 2020	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President Corporate Development, General Counsel, and Corporate Secretary